Apollo Gold and Linear Gold Agree to Business Combination
Creating an Emerging Canadian Mid-Tier Gold Producer

Denver, Colorado; Halifax, Nova Scotia; March 9, 2010 – Apollo Gold Corporation (TSX: APG, NYSE Amex: AGT) (“Apollo”) and Linear Gold Corp. (TSX: LRR) (“Linear”) are pleased to announce the signing of a binding letter of intent (the “Binding Agreement”) to complete a business combination (the “Merger”) by way of a court approved plan of arrangement to create an emerging Canadian mid-tier gold producer.  Under the agreement, Apollo has agreed to acquire all of the outstanding common shares of Linear in exchange for Apollo common shares at an agreed exchange ratio of 5.474 Apollo common shares per Linear common share (the “Exchange Ratio”). This represents a 20.0% premium to Linear shareholders based on the 20-day volume weighted average share price (“VWAP”) of both companies on the TSX as of March 8, 2010.

Under terms of the agreement announced today:

-	Linear shareholders will receive 5.474 Apollo common shares per Linear common share which implies a price per Linear share of C$2.30

-	Following completion of the Merger, Apollo will be owned 52.2% by current Apollo shareholders and 47.8% by current Linear shareholders based on current shares issued and outstanding

o	On a fully diluted basis, Apollo will be owned 57.1% by current Apollo shareholders and 42.9% by current Linear shareholders

-	The Merger values Linear at approximately C$102 million based on current shares outstanding

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Post Merger, the Apollo Board will be comprised of: (i) four existing Apollo directors; (ii) two Linear directors, including the position of Chairman of the Board; and (iii) one new director to be mutually agreed upon

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Linear will purchase, by way of a private placement expected to close shortly after the date hereof (upon receipt of applicable stock exchange approvals), 62,500,000 Apollo common shares at a price of C$0.40 per share for gross proceeds of C$25,000,000

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The Merger has been unanimously approved by the boards of directors of both companies, and the management and directors of both companies have entered into support agreements, representing approximately 3.7 million Apollo shares and 3.4 million Linear shares

-	Apollo’s project debt lenders have agreed, subject to a number of terms and conditions, to a standstill until September 30, 2010 in the event of certain events of default

-	Following completion of the Merger, Apollo will undergo a rebranding which will result in a new company name

-	The Merger will be completed by way of a court-approved plan of arrangement

R. David Russell, President and CEO of Apollo, commented, “This is an exciting time for the shareholders of both Apollo and Linear as we take a very important step towards building one of Canada’s premier mid-tier gold producers. The successful completion of this Merger will position the combined company to deliver both near and long-term value to its shareholders through existing production growth as well as significant development and exploration upside across a diverse portfolio of precious metal properties.”

Wade K. Dawe, President and CEO of Linear said “This merger allows Linear shareholders to rapidly transition from a development and exploration company to an established gold producer while continuing to participate in the exploration and development upside of the combined assets of the merged company.”

Upon completion of the Merger, the combined company will have the following compelling and dynamic profile:

-	2010 estimated production at Apollo's Black Fox Mine in the Timmins Mining District, Ontario of approximately 100,000 ounces of gold

-	Expected medium-term production growth by 2013 of approximately 70,000 additional ounces of gold per year from Linear's Goldfields project in northern Saskatchewan

-	Total reserves of approximately 2.3 million ounces of gold (within 31.2 million tonnes at an average gold grade of 2.3 grams per tonne) in Canada

-	Excellent exploration potential within highly prospective land packages in multiple jurisdictions, mostly in Canada and Mexico

-	Strengthened balance sheet with lowered debt burden and improved financial flexibility with cash and cash flows available for continued exploration and development

-	Strong management team with complementary experience in exploration, development, operations, and financing

Benefits to Apollo Shareholders

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After closing, allows Apollo to materially reduce project debt levels and provides immediate capital to fund the underground development at Black Fox as well as an aggressive exploration program at Grey Fox and Pike River to advance towards feasibility in the coming years

-	Provides a near term development asset in the Goldfields project that will add low-cost production of approximately 70,000 ounces of gold per year by 2013

-	Expands portfolio of quality exploration assets to include the Chiapas area of southern Mexico and the Dominican Republic

-	Delivers value to both current and new shareholders of the company

Benefits to Linear Shareholders

-	Attractive premium of 20% to Linear shareholders based on 20-day VWAP

-	Transitions Linear from a development stage company to a growing gold producer, potentially garnering improved valuation multiples

-	All-share Merger allows Linear shareholders to continue to participate in the exploration and development upside of a broad portfolio of properties

-	Leverages Apollo's exploration and mine development team which can assist in advancing Linear's Goldfields project

Summary of Merger

The proposed business combination between Apollo and Linear is expected to be completed by way of a court approved plan of arrangement whereby each Linear common share will be exchanged for 5.474 Apollo shares and Linear will become a wholly-owned subsidiary of Apollo. The number of Apollo shares received upon exercise, and the exercise price, of Linear's outstanding options and warrants will be adjusted proportionately to reflect the share exchange ratio. After giving effect to the Merger, current Linear shareholders will own approximately 42.9% of Apollo (calculated on a fully-diluted basis). The Merger will be subject to the approval of holders of not less than 66 2/3% of the Linear common shares and of a majority of the Apollo common shares held by disinterested shareholders voted at special meetings of shareholders that will be called to approve the Merger. Full details of the Merger will be included in the Management Information Circular to be filed with the regulatory authorities and mailed to Linear and Apollo shareholders in accordance with applicable securities laws.

A Special Committee comprised of independent members of Linear's Board was formed to consider the Merger. At a meeting of the Special Committee and Board of Directors of Linear held on March 6, 2010, CIBC World Markets Inc. delivered an oral opinion to the effect that as of the date thereof the Exchange Ratio is fair from a financial point of view to the shareholders of Linear. The Linear directors and officers have also agreed to vote their shares in favour of the Merger under the terms of support agreements with Apollo.

A Special Committee comprised of independent members of Apollo's Board was also formed to consider the Merger. At meetings of the Special Committee and Board of Directors of Apollo held on March 8, 2010, Haywood Securities Inc. delivered an oral opinion to the effect that as of the date thereof the consideration to be paid under the Merger is fair from a financial point of view to the shareholders of Apollo. The Apollo directors and officers have also agreed to vote their shares in favour of the Merger under the terms of support agreements with Linear.

The Binding Agreement entered into in connection with the Merger includes reciprocal commitments by Linear and Apollo not to solicit or initiate discussions concerning alternative transactions to the proposed Merger. If the Merger is not completed, the terminating party will pay the other party a termination fee, under certain circumstances, of C$4 million. The companies have also provided certain other customary rights, including a right to match competing offers.

The Merger is subject to customary closing conditions including receipt of all necessary court and regulatory approvals, including the approval of the Toronto Stock Exchange and the NYSE Amex. The Merger is expected to close in the second quarter of 2010.

Private Placement Financing & Apollo Project Debt Principal Reduction Repayment

Linear will acquire, by way of a private placement, 62,500,000 Apollo common shares at a price of C$0.40 per share for gross proceeds to Apollo of approximately C$25,000,000 (the "Private Placement"). The Apollo shares issued in the Private Placement will be subject to the four-month hold period set out in NI 45-102 and will be "restricted securities" under United States federal and state securities law.

Apollo will use the proceeds of the Private Placement to repay US$10,000,000 of indebtedness under its Black Fox project facility as described below. The balance of the proceeds will be used for working capital purposes.

The Private Placement is not conditional upon the completion of the Merger.  The closing of the Private Placement, which is subject to customary conditions precedent, including approval of relevant stock exchanges, is expected to occur on or about March 11, 2010.

Following closing of the Merger, an additional US$10 million will be repaid to lower the project facility principal to US$50 million. Further repayments will reduce the principal to US$35 million by December 31, 2010 and a repayment schedule for the remaining balance is to be agreed by September 30, 2010.

Black Fox Project Finance Facility

Concurrently with the execution of the Binding Agreement, Apollo entered into a consent letter in respect of its US$70 million Project Facility Agreement (the “Facility Agreement”) with Macquarie Bank Limited and RMB Australia Holdings Limited (together, the "Banks").  Pursuant to the consent letter, the Banks agreed to, subject to the terms and conditions contained in the consent letter, (i) consent to the Merger and the Private Placement, (ii) subject to completion of the Merger and satisfaction of various terms and conditions, not to accelerate repayment of any amounts owing under the Facility Agreement or to enforce any remedies in each case prior to September 30, 2010, in the event of certain “events of default” or “review events” (each as defined in the Facility Agreement), and (iii) make certain amendments to the Facility Agreement. The amendments to the Facility Agreement include amendments to the repayment schedule as discussed in the previous paragraph and an extension to September 30, 2010 of various covenants contained in the Facility Agreement including relating to the satisfaction of certain completion tests related to the Black Fox project and the obligation to fund a debt reserve account.

Management Team and Board of Directors

R. David Russell, President & CEO of Apollo will continue to act in his current role within the new company. Wade Dawe, President & CEO of Linear will assume the role of Chairman of the Board of Directors of Apollo post closing. The Board of Directors of Apollo will be comprised of seven members, including four current Apollo board members or Apollo nominees, two Linear nominees, including the Chairman, and one nominee who shall be a technical person mutually agreed upon by Apollo and Linear.

Advisors and Counsel

Apollo’s financial advisor is Haywood Securities Inc. and its legal counsel is Fogler Rubinoff LLP in Canada and Davis Graham & Stubbs LLP in the United States. The financial advisor to Linear is CIBC World Markets Inc. and its legal counsel is Wildeboer Dellelce LLP.

Conference Call

A conference call hosted by Messrs. Russell and Dawe to discuss this compelling combination will be held at 11 a.m. Eastern Time (9 a.m. Mountain Time and 8 a.m. Pacific Time) today March 9, 2010.

Conference Call Details:

Call-in Number – North America	(877) 407-0778
Call-in Number – International	(201) 689-8565

The conference call will be available for replay until March 22, 2010 by calling (877) 660-6853 for North American callers and (201) 612-7415 for international callers, using both account 286 and conference ID#346849 for playback. A link to the conference call will be available on Apollo’s website (http://www.apollogold.com/en/investors_presentations.htm) until March 22, 2010. The presentation slides for the conference call will be available on Apollo’s website this morning, using the above link.

About Apollo

Apollo is a growing gold producer that operates the wholly owned Black Fox Mine in Ontario, Canada, which commenced gold production in May 2009. In 2010, Apollo expects to produce approximately 100,000 ounces of gold from its Black Fox Mill at total cash costs between US$500 and US$550 per ounce produced. Apollo is also exploring the adjoining Grey Fox and Pike River properties, all in the Timmins gold district in Ontario, Canada, as well as the Huizopa Joint Venture, (80 percent Apollo and 20 percent Minas De Coronado, S. de R.L. de C.V.), an early stage, gold-silver exploration project, approximately 16 kilometers (10 miles) southwest of Minefinders Dolores gold-silver mine, in the Sierra Madres in Chihuahua, Mexico.

The Qualified Person who reviewed Apollo’s technical information is Apollo’s Senior Vice President of Exploration Richard F. Nanna.

About Linear

Linear Gold Corp is a well financed gold exploration and development company committed to maximizing shareholder value through a strategy of mine development, focused exploration, and effective risk management through selective partnerships and acquisitions. Linear's flagship development property located near Uranium City, Saskatchewan, hosts an economic gold deposit and is now in the development stage to become a 70,000 - 90,000 ounce per year gold producer. Linear also holds an extensive and diverse portfolio of mineral projects in the Dominican Republic and Mexico.

Contact Information:
For Apollo:
Wendy Yang, Vice President of Investor Relations
Phone: 720-886-9656 Ext. 217	Toll Free: 1-877-465-3484
E-mail: ir@apollogold.com	Website: www.apollogold.com

For Linear:
Wade K. Dawe, President and CEO
Phone: 902-422-1421	Toll Free: 1-866-785-0456
Emai: info@lineargoldcorp.com	Website: www.lineargoldcorp.com

Additional Information and Where to Find It

In connection with Apollo’s and Linear’s solicitation of proxies with respect to the meeting of shareholders of each of Apollo and Linear to be called with respect to the proposed plan of arrangement, Apollo and Linear will file a joint proxy statement with the Securities and Exchange Commission (the “SEC”).  SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO SHAREHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  Shareholders of Apollo will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Apollo Gold Corporation, 5655 South Yosemite St., Suite 200, Greenwood Village, Colorado 80111-3220 or (720) 886-9656, or from Apollo’s website, www.apollogold.com.  Shareholders of Linear will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Linear Gold Corp., Suite 502, 2000 Barrington Street, Halifax, Nova Scotia B3J 3K1 or (902) 422-1421, or from Linear’s website, www.lineargoldcorp.com.

Interests of Participants in the Solicitation of Proxies

Apollo and certain of its directors, executive officers and other members of its management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its shareholders in connection with the proposed merger.  Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in Apollo’s proxy statements and Annual Reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the plan of arrangement when it becomes available.  Copies of these documents can be obtained, without charge, at the SEC’s internet website at www.sec.gov or by directing a request to Apollo at the address above.

Forward-looking Statements

Certain statements in this presentation relating to the proposed Merger and the companies' exploration activities, project expenditures and business plans are "forward-looking statements" within the meaning of securities legislation.  These statements include statements regarding completion of the Merger and the Private Placement, the near and long term value of the Company, future production by Apollo or the combined company future exploration activities and advancement towards feasibility, future valuation multiples and estimates of future cash flows, cash costs, strip ratios, grades, mill capacities, recovery rates, mine life, capital expenditures and future development at Apollo’s and Linear’s properties.  The companies do not intend, and do not assume any obligation, to update these forward-looking statements. These forward-looking statements represent management's best judgment based on current facts and assumptions that management considers reasonable, including that the required approval will be obtained from the shareholders of Apollo or Linear, that all third party regulatory and governmental approvals to the Merger will be obtained and all other conditions to completion of the Merger will be satisfied or waived, that operating and capital plans will not be disrupted by issues such as mechanical failure, unavailability of parts, labour disturbances, interruption in transportation or utilities, or adverse weather conditions, that there are no material unanticipated variations in budgeted costs, that contractors will complete projects according to schedule, and that actual mineralization on properties will not be less than identified mineral reserves. The companies make no representation that reasonable business people in possession of the same information would reach the same conclusions. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the companies to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In particular, fluctuations in the price of gold or in currency markets could prevent the companies from achieving their targets. Other factors are disclosed under the heading “Risk Factors”, “Risks and Uncertainties” and elsewhere in Apollo and Linear documents filed from time to time with the Toronto Stock Exchange, SEDAR and other regulatory authorities, and Apollo documents filed with the NYSE Amex, the United States Securities and Exchange Commission.

Non-GAAP Financial Measures

The term “total cash cost” is a non-GAAP financial measure and is used on a per ounce of gold basis. Total cash cost is equivalent to direct operating cost as found on the Consolidated Statements of Operations and includes by-product credits for payable silver, lead, and zinc production. We have included total cash cost information to provide investors with information about the cost structure of our mining operations. This information differs from measures of performance determined in accordance with GAAP in Canada and in the United States and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This measure is not necessarily indicative of operating profit or cash flow from operations as determined under GAAP and may not be comparable to similarly titled measures of other companies.